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                                                                Exhibit 10.20(b)


                                                         ON SEMICONDUCTOR
                                                         5005 East McDowell Road
                                                         Phoenix, AZ 85008
                                                         http://onsemi.com


October 1, 2001



William George
3617 E. Camino Sin Nombre
Paradise Valley, AZ  85253

Dear Bill:

      Based on our discussions regarding your plans to retire from ON Semiconductor Corporation, and Semiconductor Components Industries, L.L.C. (collectively, the "Company"), we have agreed to modify certain of your employment and compensation arrangements. This letter agreement is intended to implement these modifications and to amend your employment agreement, dated October 27, 1999 (the "Employment Agreement") and any stock option grant agreements that are currently outstanding regarding Company stock options. In addition, this letter agreement delineates certain other understandings between you and the Company. All defined terms herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

I.    MODIFICATIONS TO EMPLOYMENT AGREEMENT.

            (a) The parties hereto hereby agree that the Scheduled Termination Date defined in Section 3 of the Employment Agreement shall be changed from August 4, 2002 to August 4, 2003, which is the date that you plan to retire from the Company.

            (b) You hereby agree and acknowledge that the recent corporate organizational changes do not, and any future organizational changes after which you are still employed as an executive of the Company that do not reduce the level of salary or bonus provided for in the Agreement will not, constitute Good Reason under Section 3(f)(i) of the Employment Agreement.

            (c) Except as specifically provided herein, all other terms and conditions provided in the Employment Agreement shall remain in full force and effect.

II.   STOCK OPTIONS.

            (a) The Stock Option Grant Agreements between you and the Company, dated November 29, 1999 and February 21, 2001, as well as the Employment Agreement, are hereby amended to provide that, if, prior to the Scheduled Termination Date (as defined in the Employment Agreement as amended hereby) your employment is terminated by the Company without Cause under
      Section 3(d) or 3(f) of the Employment
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William George
October 1, 2001
Page 2

      Agreement, all unvested options shall become immediately and fully vested and exercisable. In addition, the Company agrees that all future stock options hereafter granted to you will become fully vested and exercisable on the earlier of (i) the Scheduled Termination Date (as defined in the Employment Agreement) or (ii) the date your employment with the Company is terminated without Cause under Section 3(d) or 3(f) of the Employment Agreement.

            (b) Notwithstanding any other provision to the contrary, in the event your employment terminates (i) due to your retirement on the Scheduled Termination Date, (ii) on account of the termination of your employment without Cause under Section 3(d) or 3(f) of the Employment Agreement, or (iii) as a result of your death ("Qualifying Termination"), all current and future stock options that are granted to you (to the extent they are or become exercisable on the date your employment terminates) will remain fully exercisable until the first to occur of (1) the last day of the three-year period immediately following such termination of employment, or (2) the tenth anniversary of the grant date of such option.

            (c) Notwithstanding other provisions to the contrary, in the event a Qualifying Termination occurs and the Company achieves a minimum of 85% of the Manufacturing and Supply Chain Restructuring Cost Reduction goals by December 2002 (described in the Company's Revised Business Plan dated June 26, 2001, also referred to as the Bank Plan) then all current and future stock options that are granted to you (to the extent they are or become exercisable on the date your employment terminates) will remain fully exercisable until the first to occur of (1) the last day of the five-year period immediately following such termination of employment and
      (2) the tenth anniversary of the grant date of such option.

            (d) Except as specifically provided herein, all other terms and conditions of the Stock Grants and relevant stock option plans shall remain in full force and effect.

      Please acknowledge your agreement to the foregoing by signing in the appropriate space below. This letter agreement shall not be effective unless executed by each of the parties hereto. A facsimile of a signature shall be deemed to be and have the same force and effect as an original.

                                          Sincerely,

                                          /S/ STEVE HANSON
                                          Steve Hanson
                                          President

Agreed and Acknowledged:

/S/ WILLIAM GEORGE
William George